FNF Reports Third Quarter 2022 Financial Results

Jacksonville, Fla. – (November 8, 2022) - Fidelity National Financial, Inc. (NYSE:FNF) (the Company), a leading provider of title insurance and transaction services to the real estate and mortgage industries and a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through FNF’s wholly-owned subsidiary, F&G, today reported financial results for the third quarter ended September 30, 2022.

Net earnings attributable to common shareholders for the third quarter of $289 million, or $1.05 per diluted share (per share), compared to $732 million, or $2.57 per share, for the third quarter of 2021. Net earnings attributable to common shareholders for the third quarter of 2022 includes $42 million of net favorable mark-to-market effects and $48 million of other unfavorable items; all of which are excluded from adjusted net earnings attributable to common shareholders. Net earnings attributable to common shareholders for the third quarter of 2021 included $224 million of one-time favorable adjustment from an actuarial system conversion, $130 million of net unfavorable mark-to-market effects and $25 million of other unfavorable items; all of which are excluded from adjusted net earnings attributable to common shareholders.

Adjusted net earnings attributable to common shareholders (adjusted net earnings) for the third quarter of $295 million, or $1.07 per share, compared to $663 million, or $2.33 per share, for the third quarter of 2021. For the third quarter of 2022, the Title segment contributed $298 million, F&G contributed $12 million and the Corporate segment had an adjusted net loss of $15 million. For the third quarter of 2021, the Title segment contributed $521 million, F&G contributed $160 million and the Corporate segment had an adjusted net loss of $18 million. The decrease from the prior year quarter was primarily a result of Title’s considerable decline in refinance volume, representing trough level activity, and moderating residential purchase volume; partially offset by higher average fee per file and healthy volume of commercial orders closed, and lower earnings from F&G driven by a new reporting presentation for alternatives investment portfolio mark-to-market.

Effective this quarter, presentations of adjusted net earnings for F&G will no longer include the alternative investment yield adjustment to normalize alternative investment portfolio returns. Prior periods are presented on a comparable basis to reflect the new definition of adjusted net earnings. Please see “Segment Financial Results” for F&G for further explanation and “Non-GAAP Measures and Other Information” for a comparison of adjusted net earnings under the former and new definition.

Company Highlights

•Solid Title Revenue despite challenging environment: For the Title segment, total revenue of $2.3 billion, compared with $2.9 billion in total revenue in the third quarter of 2021. Total revenue, excluding recognized gains and losses, of $2.3 billion, compared with $3.1 billion in the third quarter of 2021
•Strong sales for F&G continues: Total gross sales of $2.9 billion for the third quarter, a 7% decrease from third quarter 2021 and second quarter 2022; reflects record retail sales, partially offset by lower institutional sales which we expect to be lumpier and more opportunistic than in our retail channels
•Partial spin-off of F&G remains on track: The previously announced transaction to distribute 15% ownership of F&G to FNF shareholders on a pro rata basis remains on track to close in the fourth quarter of 2022, subject to the satisfaction of certain conditions, including that a Registration Statement on Form 10 filed by F&G with the U.S. Securities and Exchange Commission is declared effective
•Ample deployable capital supports shareholder value: FNF has repurchased 5.3 million shares for $205 million, at an average price of $38.74 per share, in the third quarter and paid common dividends at $0.44 per share for $120 million. On September 1, 2022, FNF retired all of the $400 million aggregate principal amount of its outstanding 5.50% Senior Notes upon maturity. FNF ended the third quarter with $1.1 billion in cash and short-term liquid investments at the holding company. As announced last week, the board of directors has increased the quarterly cash dividend to $0.45 per share, payable December 30, 2022, to shareholders of record as of December 16, 2022

William P. Foley, II, commented, “Our Title results for the third quarter moderated from the prior year’s record performance as higher mortgage rates pressured title volumes across the industry. That said, our management team continued to deliver solid results having achieved total revenue of $3.2 billion while aggressively reducing expenses to protect FNF’s margins in a more challenging environment. While rising rates are pressuring the housing sector, they are proving to be a tailwind to F&G’s results as assets under management grew to $42 billion at September 30, 2022. Looking forward, we remain on track to dividend 15% of F&G to FNF shareholders over the coming weeks, which we believe will begin to unlock the significant value that Chris and his team have created over the last two years.”

Mr. Foley concluded, “While the Federal Reserve continues on their aggressive interest rate tightening cycle to combat persistently high inflation, investors have become increasingly concerned that the risks of a recession are rising which has led to significant market volatility through the third quarter. During challenging environments such as these, I have always stressed the importance of maintaining a fortress like balance sheet with ample liquidity to take advantage of market dislocations. To that end, we paid off all of our $400 million Senior Notes which matured on September 1st leaving FNF with a debt to capitalization ratio, excluding accumulated other comprehensive income, of 23%. We also accelerated the pace of our share buyback having repurchased $205 million shares, as compared to $172 million in the second quarter. Year to date, we have returned $876 million of capital to our shareholders, through $511 million of shares repurchase and $365 million of common dividends, while ending the third quarter with $1.1 billion of cash and short-term liquid investments. We remain in a strong liquidity position and ready to capitalize on strategically aligned opportunities as they present themselves.”

Summary Financial Results

(In millions, except per share data)	Three Months Ended		Year to Date
	September 30, 2022	September 30, 2021	2022	2021
Total revenue	$3,207	$3,892	$9,003	$10,846
F&G total sales[1]	$2,873	$3,076	$8,535	$7,397
F&G assets under management[1]	$41,988	$34,665	$41,988	$34,665
Total assets	$62,164	$58,506	$62,164	$58,506
Adjusted pre-tax title margin	17.1%	21.7%	17.7%	21.5%
Net earnings attributable to common shareholders	$289	$732	$1,068	$1,889
Net earnings per share attributable to common shareholders	$1.05	$2.57	$3.83	$6.56
Adjusted net earnings[1]	$295	$663	$1,198	$1,790
Adjusted net earnings per share[1]	$1.07	$2.33	$4.29	$6.22
Total common shares outstanding	273	285	273	285

Segment Financial Results

Title
This segment consists of the operations of the Company’s title insurance underwriters and related businesses, which provide core title insurance and escrow and other title-related services including loan sub-servicing, valuations, default services, and home warranty products.

Third Quarter 2022 Highlights

Mike Nolan, Chief Executive Officer, said, “While mortgage rates have experienced one of the fastest increases ever, we continued to manage our business to react quickly to adjust to order volumes and have delivered adjusted
1 See definition of non-GAAP measures below

pre-tax Title earnings of $400 million and an adjusted pre-tax margin of 17.1%. Strength in the commercial market where we delivered record revenue of $381 million for a third quarter helped to buffer declines in the residential purchase and refinance markets. Importantly, we believe refinance volumes are at or near trough levels while commercial volumes remain healthy though slowing. We remain confident in our ability to navigate the challenges of operating in a cyclical business and our strong balance sheet allows us to not only withstand periods of dislocation but take advantage of opportunities to build our Title business for the long term.”

•Total revenue of $2.3 billion, compared with $2.9 billion in total revenue in the third quarter of 2021
•Total revenue, excluding recognized gains and losses, of $2.3 billion, a 24% decrease compared with the third quarter of 2021
◦Direct title premiums of $688 million, a 23% decrease from third quarter of 2021
◦Agency title premiums of $1.0 billion, a 27% decrease from third quarter of 2021
◦Commercial revenue of $381 million, a 4% increase from third quarter of 2021
•Purchase orders opened decreased 22% on a daily basis and purchase orders closed decreased 23% on a daily basis from the third quarter of 2021
•Refinance orders opened decreased 75% on a daily basis and refinance orders closed decreased 76% on a daily basis from third quarter of 2021
•Commercial orders opened decreased 18% and commercial orders closed decreased 12% from third quarter of 2021
•Total fee per file of $3,621 for the third quarter, a 40% increase over third quarter of 2021

Third Quarter 2022 Financial Results

•Pre-tax title margin of 14.6% and industry leading adjusted pre-tax title margin of 17.1% for the third quarter of 2022, compared to 16.6% and 21.7%, respectively, in the third quarter of 2021
•Pre-tax earnings from continuing operations in Title for the third quarter of $335 million, compared with $486 million for the third quarter of 2021
•Adjusted pre-tax earnings in Title for the third quarter of $400 million compared with $669 million for the third quarter of 2021. The decrease from the prior year quarter was primarily a result of the considerable decline in refinance volume representing trough level activity and moderating residential purchase volume; partially offset by higher average fee per file and healthy volume of commercial orders closed

F&G
This segment consists of operations of FNF’s wholly-owned subsidiary F&G, a leading provider of insurance solutions serving retail annuity and life customers and funding agreement and pension risk transfer institutional clients.

Third Quarter 2022

Chris Blunt, President and Chief Executive Officer of F&G, commented, “F&G had another solid quarter. We generated total gross sales of $2.9 billion which, in turn, drove our assets under management to $42 billion. In the retail channels, we generated a record $2.3 billion of sales, up 45% from the prior year. In addition to increased demand from rising interest rates, our Retail sales volume reflects expanding relationships with new and existing distribution partners in the agent, bank and broker dealer channels while maintaining a disciplined approach to pricing. Momentum continues in our institutional channels as we placed over $0.6 billion in pension risk transfer transactions, including our first repeat transaction.”

Regarding the recently announced transaction to distribute 15% ownership of F&G to FNF shareholders, Mr. Blunt said, “We are on track for a targeted closing in the fourth quarter of 2022, subject to the satisfaction of certain conditions, and our board of directors has approved the initiation of a dividend program under which F&G intends to pay quarterly cash dividends on our common stock at an initial aggregate amount of approximately $100 million per year, commencing in early 2023. Overall, we are well positioned for future growth opportunities and view the transition to being a publicly traded company as a vote of confidence for our business.”

•Total gross sales of $2.9 billion for the third quarter, a decrease of 7% from the third quarter 2021 and second quarter 2022; reflects record retail sales, partially offset by lower institutional sales which we expect to be lumpier and more opportunistic than in our retail channels
•Record Retail sales of $2.3 billion for the third quarter, a 45% increase over third quarter of 2021 and 1% increase over second quarter 2022; reflects execution of diversified growth strategy
•Institutional sales of $620 million of pension risk transfer transactions, compared to $371 million of pension risk transfer transactions in the third quarter 2021. There were no funding agreement issuances in the current quarter, compared with $1.2 billion for the third quarter 2021
•Average assets under management (AAUM) of $41.1 billion for the third quarter, an increase of 26% from $32.6 billion in the third quarter 2021, driven by net new business flows. Ending assets under management were $42.0 billion as of September 30, 2022
•Net earnings attributable to common shareholders for F&G of $115 million for the third quarter, compared to $230 million for the second quarter of 2022
•Adjusted net earnings for F&G of $12 million for the third quarter, compared to $112 million for the second quarter of 2022.
◦Beginning in the third quarter, presentations of adjusted net earnings for F&G will no longer include the alternative investment yield adjustment for the current period yield impact of market volatility that differs from management’s expectation of long-term returns. Adjusted net earnings for F&G over the past 8 quarters have been adjusted to reflect this updated presentation. Please see “Non-GAAP Measures and Other Information” for a comparison of adjusted net earnings under the former and new definition.
◦Adjusted net earnings for the third quarter of 2022 included a $10 million unrealized loss from alternative investments and $5 million of other net expense items. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $83 million
◦Adjusted net earnings for the second quarter of 2022 included $30 million income from actuarial assumption updates and $6 million of CLO redemption gains and other income, as well as a $38 million unrealized gain from alternative investments. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $54 million

Conference Call
We will host a call with investors and analysts to discuss FNF’s third quarter 2022 results on Wednesday, November 9, 2022, beginning at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at fnf.com. The telephone replay will be available from 2:00 p.m. Eastern Time on November 9, 2022, through November 16, 2022, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International). The access code will be 13730097. An expanded quarterly financial supplement providing F&G segment results is available on the FNF Investor Relations website.

About Fidelity National Financial, Inc.
Fidelity National Financial, Inc. (NYSE: FNF) is a leading provider of title insurance and transaction services to the real estate and mortgage industries. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title, Alamo Title and National Title of New York - that collectively issue more title insurance policies than any other title company in the United States. More information about FNF can be found at fnf.com.

About F&G
F&G is part of the FNF family of companies. F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit fglife.com.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, this earnings release includes non-GAAP financial measures, which the Company believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted net earnings per share, adjusted pre-tax title earnings, adjusted pre-tax title earnings as a percentage of adjusted title revenue (adjusted pre-tax title margin), adjusted net earnings attributable to common shareholders (adjusted net earnings), assets under management (AUM), average assets under management (AAUM) and sales.

Management believes these non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.

The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. By disclosing these non-GAAP financial measures, FNF believes it offers investors a greater understanding of, and an enhanced level of transparency into, the means by which the Company’s management operates the Company.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings, net earnings attributable to common shareholders, net earnings per share, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Further, FNF's non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are provided below.

Forward-Looking Statements and Risk Factors
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the potential impact of the consummation of the F&G transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business, political and COVID-19 conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF's Form 10-K and other filings with the Securities and Exchange Commission (SEC).
FNF-E

SOURCE: Fidelity National Financial, Inc.; FGL Holdings

CONTACT:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
Investors@fnf.com
515.330.3307

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2022
Direct title premiums	$688	$688	$—	$—
Agency title premiums	966	966	—	—
Escrow, title related and other fees	1,372	623	702	47
Total title and escrow	3,026	2,277	702	47

Interest and investment income	411	62	340	9
Recognized gains and losses, net	(230)	(48)	(140)	(42)
Total revenue	3,207	2,291	902	14

Personnel costs	796	725	46	25
Agent commissions	747	747	—	—
Other operating expenses	430	372	28	30
Benefits & other policy reserve changes	592	—	592	—
Depreciation and amortization	131	38	87	6
Provision for title claim losses	74	74	—	—
Interest expense	28	—	6	22
Total expenses	2,798	1,956	759	83

Pre-tax earnings (loss) from continuing operations	$409	$335	$143	$(69)

Income tax expense (benefit)	115	93	28	(6)
Earnings (loss) from equity investments	—	—	—	—
Earnings (loss) from discontinued operations, net of tax	—	—	—	—
Non-controlling interests	5	5	—	—

Net earnings (loss) attributable to common shareholders	$289	$237	$115	$(63)

EPS from continuing operations attributable to common shareholders - basic	$1.06
EPS from discontinued operations attributable to common shareholders - basic	—
EPS attributable to common shareholders - basic	$1.06

EPS from continuing operations attributable to common shareholders - diluted	$1.05
EPS from discontinued operations attributable to common shareholders - diluted	—
EPS attributable to common shareholders - diluted	$1.05

Weighted average shares - basic	273
Weighted average shares - diluted	275

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2022
Net earnings (loss) attributable to common shareholders	$289	$237	$115	$(63)

Earnings from discontinued operations, net of tax	—	—	—	—

Net earnings (loss) from continuing operations attributable to common shareholders	$289	$237	$115	$(63)

Pre-tax earnings (loss) from continuing operations	$409	$335	$143	$(69)

Non-GAAP Adjustments
Recognized (gains) and losses, net	65	48	(25)	42
Indexed product related derivatives	(148)	—	(148)	—
Purchase price amortization	26	17	5	4
Transaction costs	7	—	4	3
Amortization of actuarial intangibles	33	—	33	—

Adjusted pre-tax earnings (loss)	$392	$400	$12	$(20)

Total non-GAAP, pre-tax adjustments	$(17)	$65	$(131)	$49
Income taxes on non-GAAP adjustments	1	(16)	28	(11)
Non-controlling interest on non-GAAP adjustments	(1)	—	—	(1)
Deferred tax asset valuation allowance	23	12	—	11
Total non-GAAP adjustments	$6	$61	$(103)	$48

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$295	$298	$12	$(15)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$1.07

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2021
Direct title premiums	$896	$896	$—	$—
Agency title premiums	1,318	1,318	—	—
Escrow, title related and other fees	1,324	849	431	44
Total title and escrow	3,538	3,063	431	44

Interest and investment income	508	27	481	—
Recognized gains and losses, net	(154)	(169)	15	—
Total revenue	3,892	2,921	927	44

Personnel costs	894	838	32	24
Agent commissions	1,010	1,010	—	—
Other operating expenses	498	451	22	25
Benefits & other policy reserve changes	185	—	185	—
Depreciation and amortization	252	36	210	6
Provision for title claim losses	100	100	—	—
Interest expense	27	—	6	21
Total expenses	2,966	2,435	455	76

Pre-tax earnings (loss)	$926	$486	$472	$(32)

Income tax expense (benefit)	213	126	96	(9)
Earnings from equity investments	27	26	—	1
Earnings (loss) from discontinued operations, net of tax	(3)	—	(3)	—
Non-controlling interests	5	4	—	1

Net earnings (loss) attributable to common shareholders	$732	$382	$373	$(23)

EPS from continuing operations attributable to common shareholders - basic	$2.60
EPS from discontinued operations attributable to common shareholders - basic	$(0.01)
EPS attributable to common shareholders - basic	$2.59

EPS from continuing operations attributable to common shareholders - diluted	$2.58
EPS from discontinued operations attributable to common shareholders - diluted	$(0.01)
EPS attributable to common shareholders - diluted	$2.57

Weighted average shares - basic	283
Weighted average shares - diluted	285

FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Three Months Ended
September 30, 2021
Net earnings (loss) attributable to common shareholders	$732	$382	$373	$(23)

Earnings (loss) from discontinued operations, net of tax	$(3)	$—	$(3)	$—

Net earnings (loss) from continuing operations, attributable to common shareholders	$735	$382	$376	$(23)

Pre-tax earnings (loss) from continuing operations	926	486	472	(32)

Non-GAAP Adjustments
Recognized (gains) and losses, net	146	169	(23)	—
Indexed product related derivatives	14	—	14	—
Purchase price amortization	25	14	7	4
Transaction costs	3	—	1	2
Amortization of actuarial intangibles	12	—	12	—
Other non-recurring items	(284)	—	(284)	—

Adjusted pre-tax earnings (loss)	$842	$669	$199	$(26)

Total non-GAAP, pre-tax adjustments	$(84)	$183	$(273)	$6
Income taxes on non-GAAP adjustments	12	(44)	57	(1)
Total non-GAAP adjustments	$(72)	$139	$(216)	$5

Adjusted net earnings attributable to common shareholders	$663	$521	$160	$(18)

Adjusted EPS attributable to common shareholders - diluted	$2.33

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Nine Months Ended
September 30, 2022
Direct title premiums	$2,314	$2,314	$—	$—
Agency title premiums	3,268	3,268	—	—
Escrow, title related and other fees	3,444	1,994	1,364	86
Total title and escrow	9,026	7,576	1,364	86

Interest and investment income	1,352	124	1,216	12
Recognized gains and losses, net	(1,375)	(472)	(863)	(40)
Total revenue	9,003	7,228	1,717	58

Personnel costs	2,458	2,322	110	26
Agent commissions	2,521	2,521	—	—
Other operating expenses	1,329	1,178	77	74
Benefits & other policy reserve changes	382	—	382	—
Depreciation and amortization	474	105	351	18
Provision for title claim losses	251	251	—	—
Interest expense	89	—	23	66
Total expenses	7,504	6,377	943	184

Pre-tax earnings (loss) from continuing operations	$1,499	$851	$774	$(126)

Income tax expense (benefit)	434	261	193	(20)
Earnings (loss) from equity investments	16	16	—	—
Earnings from discontinued operations, net of tax	—	—	—	—
Non-controlling interests	13	14	—	(1)

Net earnings (loss) attributable to common shareholders	$1,068	$592	$581	$(105)

EPS from continuing operations attributable to common shareholders - basic	$3.86
EPS from discontinued operations attributable to common shareholders - basic	—
EPS attributable to common shareholders - basic	$3.86

EPS from continuing operations attributable to common shareholders - diluted	$3.83
EPS from discontinued operations attributable to common shareholders - diluted	—
EPS attributable to common shareholders - diluted	$3.83

Weighted average shares - basic	277
Weighted average shares - diluted	279

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Nine Months Ended
September 30, 2022
Net earnings (loss) attributable to common shareholders	$1,068	$592	$581	$(105)

Earnings from discontinued operations, net of tax	—	—	—	—

Net earnings (loss) from continuing operations attributable to common shareholders	$1,068	$592	$581	$(105)

Pre-tax earnings (loss) from continuing operations	$1,499	$851	$774	$(126)

Non-GAAP Adjustments
Recognized (gains) and losses, net	493	472	(19)	40
Indexed product related derivatives	(566)	—	(566)	—
Purchase price amortization	70	43	16	11
Transaction costs	4	—	8	(4)
Amortization of actuarial intangibles	87	—	87	—

Adjusted pre-tax earnings (loss)	$1,587	$1,366	$300	$(79)

Total non-GAAP, pre-tax adjustments	$88	$515	$(474)	$47
Income taxes on non-GAAP adjustments	(35)	(124)	100	(11)
Deferred tax asset valuation allowance	78	67	—	11
Non-controlling interest on non-GAAP adjustments	(1)	—	—	(1)
Total non-GAAP adjustments	$130	$458	$(374)	$46

Adjusted net earnings (loss) from continuing operations attributable to common shareholders	$1,198	$1,050	$207	$(59)

Adjusted EPS from continuing operations attributable to common shareholders - diluted	$4.29

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

			F&G
Nine Months Ended	Consolidated	Title		Corporate and Other
September 30, 2021
Direct title premiums	$2,546	$2,546	$—	$—
Agency title premiums	3,632	3,632	—	—
Escrow, title related and other fees	3,123	2,433	557	133
Total title and escrow	9,301	8,611	557	133

Interest and investment income	1,424	83	1,341	—
Recognized gains and losses, net	121	(258)	370	9
Total revenue	10,846	8,436	2,268	142

Personnel costs	2,596	2,418	93	85
Agent commissions	2,787	2,787	—	—
Other operating expenses	1,432	1,281	76	75
Benefits & other policy reserve changes	734	—	734	—
Depreciation and amortization	540	103	419	18
Provision for title claim losses	278	278	—	—
Interest expense	83	—	21	62
Total expenses	8,450	6,867	1,343	240

Pre-tax earnings (loss) from continuing operations	$2,396	$1,569	$925	$(98)

Income tax expense (benefit)	555	389	189	(23)
Earnings from equity investments	54	48	—	6
Earnings (loss) from discontinued operations, net of tax	8	—	8	—
Non-controlling interests	14	13	—	1

Net earnings (loss) attributable to common shareholders	$1,889	$1,215	$744	$(70)

EPS from continuing operations attributable to common shareholders - basic	$6.57
EPS from discontinued operations attributable to common shareholders - basic	$0.03
EPS attributable to common shareholders - basic	$6.60
EPS from continuing operations attributable to common shareholders - diluted	$6.53
EPS from discontinued operations attributable to common shareholders - diluted	$0.03
EPS attributable to common shareholders - diluted	$6.56

Weighted average shares - basic	286
Weighted average shares - diluted	288

FIDELITY NATIONAL FINANCIAL, INC.
YTD SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

	Consolidated	Title	F&G	Corporate and Other
Nine Months Ended
September 30, 2021
Net earnings (loss) attributable to common shareholders	$1,889	$1,215	$744	$(70)

Earnings from discontinued operations, net of tax	8	—	8	—

Net earnings (loss) from continuing operations attributable to common shareholders	$1,881	$1,215	$736	$(70)

Pre-tax earnings (loss) from continuing operations	2,396	1,569	925	(98)

Non-GAAP Adjustments
Recognized (gains) and losses, net	154	258	(95)	(9)
Indexed product related derivatives	(167)	—	(167)	—
Purchase price amortization	74	42	20	12
Transaction costs	13	—	5	8
Amortization of actuarial intangibles	110	—	110	—
Other non-recurring items	(284)	—	(284)	—

Adjusted pre-tax earnings (loss)	$2,296	$1,869	$514	$(87)

Total non-GAAP, pre-tax adjustments	$(100)	$300	$(411)	$11
Income taxes on non-GAAP adjustments	10	(72)	84	(2)
Non-controlling interest on non-GAAP adjustments	(1)	—	—	(1)
Total non-GAAP adjustments	$(91)	$228	$(327)	$8

Adjusted net earnings (loss) attributable to common shareholders	$1,790	$1,443	$409	$(62)

Adjusted EPS attributable to common shareholders - diluted	$6.22

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions)

	September 30, 2022	December 31, 2021
	(Unaudited)	(Unaudited)
Cash and investment portfolio	$45,294	$47,135
Goodwill	4,609	4,539
Title plant	418	400
Total assets	62,164	60,690
Notes payable	2,693	3,096
Reserve for title claim losses	1,853	1,883
Secured trust deposits	1,043	934
Accumulated other comprehensive (loss) earnings	(3,186)	779
Non-controlling interests	87	43
Total equity and non-controlling interests	5,799	9,457
Total equity attributable to common shareholders	5,712	9,414

Non-GAAP Measures and Other Information

Title

The table below reconciles pre-tax title earnings to adjusted pre-tax title earnings.

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Pre-tax earnings	$335	$486	$851	$1,569
Non-GAAP adjustments before taxes
Recognized (gains) and losses, net	48	169	472	258
Purchase price amortization	17	14	43	42
Total non-GAAP adjustments	65	183	515	300
Adjusted pre-tax earnings	$400	$669	$1,366	$1,869
Adjusted pre-tax margin	17.1%	21.7%	17.7%	21.5%

FIDELITY NATIONAL FINANCIAL, INC.
QUARTERLY OPERATING STATISTICS
(Unaudited)

	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Quarterly Opened Orders ('000's except % data)
Total opened orders*	363	443	522	536	688	695	770	728
Total opened orders per day*	5.7	6.9	8.6	8.5	10.8	10.9	12.6	11.6
Purchase % of opened orders	76%	75%	62%	53%	50%	53%	42%	38%
Refinance % of opened orders	24%	25%	38%	47%	50%	47%	58%	62%
Total closed orders*	278	348	380	477	527	568	597	617
Total closed orders per day*	4.3	5.4	6.2	7.6	8.2	8.9	9.8	9.8
Purchase % of closed orders	76%	71%	55%	51%	50%	47%	34%	38%
Refinance % of closed orders	24%	29%	45%	49%	50%	53%	66%	62%

Commercial (millions, except orders in '000's)
Total commercial revenue	$381	$436	$374	$546	$366	$347	$257	$322
Total commercial opened orders	54.8	64.2	66.1	64.5	66.8	69.4	62.2	57.0
Total commercial closed orders	35.2	39.7	37.4	46.1	40.1	42.3	34.8	39.5

National commercial revenue	$191	$220	$196	$313	$183	$176	$127	$177
National commercial opened orders	22.1	26.7	27.5	26.0	27.7	27.4	23.4	21.4
National commercial closed orders	14.0	15.3	14.6	18.1	14.8	14.9	11.2	13.4

Total Fee Per File
Fee per file	$3,621	$3,557	$2,891	$3,023	$2,581	$2,444	$1,944	$2,116
Residential fee per file	$2,697	$2,695	$2,188	$2,158	$2,097	$2,030	$1,644	$1,661
Total commercial fee per file	$10,800	$11,000	$10,000	$11,800	$9,100	$8,200	$7,400	$8,200
National commercial fee per file	$13,600	$14,400	$13,400	$17,300	$12,400	$11,800	$11,300	$13,200

Total Staffing
Total field operations employees	12,000	12,700	13,400	13,600	13,700	13,500	13,200	12,800

Actual title claims paid ($ millions)	$65	$55	$54	$62	$55	$56	$46	$54

Title (continued)

FIDELITY NATIONAL FINANCIAL, INC.
MONTHLY TITLE ORDER STATISTICS

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2022	119,000	76%	92,000	75%
August 2022	132,000	76%	98,000	75%
September 2022	112,000	76%	88,000	76%

Third Quarter 2022	363,000	76%	278,000	76%

	Direct Orders Opened *		Direct Orders Closed *
Month	/ (% Purchase)		/ (% Purchase)
July 2021	230,000	50%	171,000	52%
August 2021	242,000	49%	181,000	48%
September 2021	216,000	50%	175,000	49%

Third Quarter 2021	688,000	50%	527,000	50%
* Includes an immaterial number of non-purchase and non-refinance orders

F&G

The table below reconciles net earnings attributable to common shareholders to adjusted net earnings attributable to common shareholders.

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net earnings (loss) attributable to common shareholders	$115	$373	$581	$744
Less: Earnings (loss) from discontinued operations, net of tax	—	(3)	—	8
Net earnings (loss) from continuing operations attributable to common shareholders	$115	$376	$581	$736
Non-GAAP adjustments(1):
Recognized (gains) and losses, net	(25)	(23)	(19)	(95)
Indexed product related derivatives	(148)	14	(566)	(167)
Purchase price amortization	5	7	16	20
Transaction costs	4	1	8	5
Amortization of actuarial intangibles	33	12	87	110
Other non-recurring items	—	(284)	—	(284)
Income taxes on non-GAAP adjustments	28	57	100	84
Adjusted net earnings attributable to common shareholders(1)	$12	$160	$207	$409

•Adjusted net earnings for the third quarter of 2022 included a $10 million unrealized loss from alternative investments and $5 million of other net expense items. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $83 million

F&G (continued)

•Adjusted net earnings for the third quarter of 2021 included a $108 million unrealized gain from alternative investments and $27 million of CLO redemption gains and other income. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $49 million
•Adjusted net earnings for the nine months ended September 30, 2022 included a $66 million unrealized gain from alternative investments, $42 million income from actuarial assumption updates and other changes in reserves, $20 million of CLO redemption gains and other income; partially offset by ($47) million income tax valuation allowance and other expense items. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $174 million
•Adjusted net earnings for the nine months ended September 30, 2021 included a $241 million unrealized gain from alternative investments, $36 million of CLO redemption gains and other income, $17 million income from net favorable mortality experience and other reserve changes, and $8 million income from actuarial intangibles unlocking. Alternative investments net investment income based on management’s long-term expected return of approximately 10% was $103 million

The tables below provide a comparison of adjusted net earnings by quarter per the new definition, which no longer includes the alternative investment yield adjustment to normalize alternative investment portfolio returns, versus results previously reported for the F&G segment in the 9 quarters subsequent to the acquisition by FNF on June 1, 2020:

	Three Months Ended
(Dollars in millions)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Net earnings (loss) attributable to common shareholders	$115	$230	$236	$121	$373
Less: Earnings (loss) from discontinued operations, net of tax	—	—	—	—	(3)
Net earnings (loss) from continuing operations attributable to common shareholders	$115	$230	$236	$121	$376
Non-GAAP adjustments(1):
Recognized (gains) and losses, net	(25)	23	(17)	(14)	(23)
Indexed product related derivatives	(148)	(198)	(220)	21	14
Purchase price amortization	5	5	6	6	7
Transaction costs	4	4	—	—	1
Amortization of actuarial intangibles	33	17	37	13	12
Other non-recurring items	—	—	—	—	(284)
Income taxes on non-GAAP adjustments	28	31	41	(5)	57
Adjusted net earnings attributable to common shareholders(1)	$12	$112	$83	$142	$160

Adjusted net earnings under previous definition	$105	$128	$82	$90	$101
Difference in adjusted net earnings to amounts previously reported under old definition	$(93)	$(16)	$1	$52	$59

F&G (continued)

	Three Months Ended
(Dollars in millions)	June 30, 2021		March 31, 2021	December 31, 2020	September 30, 2020
Net earnings (loss) attributable to common shareholders	$82		$289	$137	$38
Less: Earnings (loss) from discontinued operations, net of tax	6		5	(2)	(28)
Net earnings (loss) from continuing operations attributable to common shareholders	$76		$284	$139	$66
Non-GAAP adjustments(1):
Recognized (gains) and losses, net	9		(81)	(99)	(28)
Indexed product related derivatives	67		(248)	46	19
Purchase price amortization	6		7	7	7
Transaction costs	2		2	4	10
Amortization of actuarial intangibles	12		86	38	6
Other non-recurring items	—		—	—	—
Income taxes on non-GAAP adjustments	(20)		47	(2)	(8)
Adjusted net earnings attributable to common shareholders(1)	$152		$97	$133	$72

Adjusted net earnings under previous definition	$92	$128	$78	$128	$74
Difference in adjusted net earnings to amounts previously reported under old definition	$60	$(128)	$19	$5	$(2)

The table below provides a summary of sales highlights.

	Three Months Ended		Nine Months Ended
(In millions)	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Total annuity sales(1)	$2,217	$1,531	$5,853	$4,692
Indexed universal life sales(1)	$36	$24	$92	$59
Institutional sales(1)(2)	$620	$1,521	$2,590	$2,646
Total gross sales(1)	$2,873	$3,076	$8,535	$7,397

Footnotes:
1.Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.
2.Institutional sales include funding agreements (FABN/FHLB) and pension risk transfer.

DEFINITIONS
The following represents the definitions of non-GAAP measures used by the Company.

Adjusted Net Earnings Attributable to Common Shareholders (Adjusted Net Earnings)

Adjusted net earnings is a non-GAAP economic measure we use to evaluate financial performance each period. Adjusted net earnings is calculated by adjusting net earnings (loss) from continuing operations attributable to common shareholders to eliminate:
i.Recognized (gains) and losses, net: the impact of net investment gains/losses, including changes in allowance for expected credit losses and other than temporary impairment (“OTTI”) losses, recognized in operations; and the effect of changes in fair value of the reinsurance related embedded derivative;
ii.Indexed product related derivatives: the impacts related to changes in the fair value, including both realized and unrealized gains and losses, of index product related derivatives and embedded derivatives, net of hedging cost;
iii.Purchase price amortization: the impacts related to the amortization of certain intangibles (internally developed software, trademarks and value of distribution asset (“VODA”)) recognized as a result of acquisition activities;
iv.Transaction costs: the impacts related to acquisition, integration and merger related items;
v.Certain income tax adjustments: the impacts related to unusual tax items that do not reflect our core operating performance such as the establishment or reversal of significant deferred tax asset valuation allowances in our Title and Corporate and Other segments;
vi.Other “non-recurring,” “infrequent” or “unusual items”: Management excludes certain items determined to be “non-recurring,” “infrequent” or “unusual” from adjusted net earnings when incurred if it is determined these expenses are not a reflection of the core business and when the nature of the item is such that it is not reasonably likely to recur within two years and/or there was not a similar item in the preceding two years;
vii.Amortization of actuarial intangibles and SOP 03-1 reserve offset: The intangibles amortization and SOP 03-1 change offsets related to the above mentioned adjustments; and
viii.Income taxes: the income tax impact related to the above mentioned adjustments is measured using an effective tax rate, as appropriate by tax jurisdiction.

While these adjustments are an integral part of the overall performance of F&G, market conditions and/or the non-operating nature of these items can overshadow the underlying performance of the core business. Accordingly, management considers this to be a useful measure internally and to investors and analysts in analyzing the trends of our operations. Adjusted net earnings should not be used as a substitute for net earnings (loss). However, we believe the adjustments made to net earnings (loss) in order to derive adjusted net earnings provide an understanding of our overall results of operations.

Assets Under Management (AUM)
AUM is calculated as the sum of:

i.total invested assets at amortized cost, excluding derivatives, net of reinsurance qualifying for risk transfer in accordance with GAAP;
ii.related party loans and investments;
iii.accrued investment income;
iv.the net payable/receivable for the purchase/sale of investments, and
v.cash and cash equivalents excluding derivative collateral at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.
Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Average Assets Under Management (AAUM)

AAUM is calculated as AUM at the beginning of the period and the end of each month in the period, divided by the total number of months in the period plus one.

Management considers this non-GAAP financial measure to be useful internally and to investors and analysts when assessing the rate of return on assets available for reinvestment.

Sales

Annuity, IUL, funding agreement and non-life contingent PRT sales are not derived from any specific GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with GAAP. Sales from these products are recorded as deposit liabilities (i.e. contractholder funds) within the Company's consolidated financial statements in accordance with GAAP. Life contingent PRT sales are recorded as premiums in revenues within the consolidated financial statements. Management believes that presentation of sales, as measured for management purposes, enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.